Mueller Industries, Inc. Reports First Quarter 2025 Earnings

COLLIERVILLE, Tenn., April 22, 2025 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the first quarter of 2025. Comparisons are to the first quarter of 2024.
•Net Income of $157.4 million versus $138.4 million
•Operating Income of $206.3 million versus $183.4 million
•Net Sales of $1.0 billion versus $849.7 million
•Diluted EPS of $1.39 versus $1.21

First Quarter Financial and Operating Highlights:
•COMEX copper averaged $4.57 per pound during the quarter, 18.4% higher than the average price of $3.86 per pound during the first quarter of 2024.
•The increase in net sales was attributable to the inclusion of sales from two recently acquired businesses, and to higher selling prices related to the rise in raw material costs and tariffs. Modestly lower shipments in our Piping Systems segment, which largely stemmed from production challenges early in the quarter, combined with softer demand in some of our Industrial Metals businesses, partially offset the overall increase in net sales.
•The results included a $14.5 million gain on the sale of an idle property, as well as a $5.0 million unrealized loss on short-term investments.
•Net cash generated from operations was $113.6 million. We utilized $243.6 million during the period to repurchase just over 3 million shares of our common stock.
•Our cash balance was $830.1 million at quarter end, and our current ratio remains strong at 4.3 to 1.

Regarding the quarter performance, Greg Christopher, Mueller’s CEO said, “We delivered very good results in the first quarter despite certain manufacturing disruptions, which have since been resolved, and the general economic landscape. We were particularly pleased with the positive contributions that our Nehring Electrical Works and Elkhart Products acquisitions made to our business, and we look forward to their continued improvement.”

Regarding the outlook, Mr. Christopher continued, “While markets and demand are in line with our year end comments and outlook, the tariff and trade policies have presented new challenges. Although we largely manufacture our products in the countries where they are consumed, we are not immune to the effects of tariffs. Where required, our teams are proactively and diligently taking appropriate price actions, and will continue to do so as necessary. As we have consistently demonstrated resilience during past periods of disruption, we are confident in our ability to effectively navigate the current environment.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended
(In thousands, except per share data)	March 29, 2025	March 30, 2024

Net sales	$1,000,165	$849,654

Cost of goods sold	728,185	608,703
Depreciation and amortization	17,123	9,169
Selling, general, and administrative expense	63,060	48,357
Gain on sale of assets	(14,465)	—

Operating income	206,262	183,425

Interest expense	(25)	(115)
Interest income	9,901	17,245
Realized and unrealized (losses) gains on short-term investments	(5,010)	365
Other income, net	92	630

Income before income taxes	211,220	201,550

Income tax expense	(51,475)	(51,834)
Loss from unconsolidated affiliates, net of foreign tax	(458)	(8,007)

Consolidated net income	159,287	141,709

Net income attributable to noncontrolling interests	(1,855)	(3,346)

Net income attributable to Mueller Industries, Inc.	$157,432	$138,363

Weighted average shares for basic earnings per share	110,739	111,416
Effect of dilutive stock-based awards	2,333	2,729

Adjusted weighted average shares for diluted earnings per share	113,072	114,145

Basic earnings per share	$1.42	$1.24

Diluted earnings per share	$1.39	$1.21

Dividends per share	$0.25	$0.20

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended
(In thousands)	March 29, 2025	March 30, 2024

Summary Segment Data:

Net sales:
Piping Systems Segment	$639,683	$590,168
Industrial Metals Segment	251,913	156,067
Climate Segment	123,107	116,810
Elimination of intersegment sales	(14,538)	(13,391)

Net sales	$1,000,165	$849,654

Operating income:
Piping Systems Segment	$158,164	$142,680
Industrial Metals Segment	30,084	24,271
Climate Segment	35,624	32,575
Unallocated income (expenses)	(17,610)	(16,101)

Operating income	$206,262	$183,425

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	March 29, 2025	December 28, 2024
ASSETS
Cash and cash equivalents	$830,100	$1,037,229
Short-term investments	43,497	21,874
Accounts receivable, net	553,106	450,113
Inventories	482,155	462,279
Other current assets	51,202	40,734

Total current assets	1,960,060	2,012,229

Property, plant, and equipment, net	515,208	515,131
Operating lease right-of-use assets	32,677	32,702
Other assets	723,359	730,844

Total assets	$3,231,304	$3,290,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$128	$1,094
Accounts payable	223,609	173,743
Current portion of operating lease liabilities	8,358	8,117
Other current liabilities	224,276	215,033

Total current liabilities	456,371	397,987

Pension and postretirement liabilities	8,425	11,199
Environmental reserves	15,374	15,423
Deferred income taxes	27,736	25,742
Noncurrent operating lease liabilities	24,430	24,547
Other noncurrent liabilities	11,869	11,600

Total liabilities	544,205	486,498

Total Mueller Industries, Inc. stockholders’ equity	2,666,437	2,773,165
Noncontrolling interests	20,662	31,243

Total equity	2,687,099	2,804,408

Total liabilities and equity	$3,231,304	$3,290,906

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter Ended
(In thousands)	March 29, 2025	March 30, 2024

Cash flows from operating activities
Consolidated net income	$159,287	$141,709
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	17,123	9,250
Stock-based compensation expense	6,150	6,231
Provision for doubtful accounts receivable	99	1
Loss from unconsolidated affiliates	458	8,007
Dividends from unconsolidated affiliates	2,812	2,024
Insurance proceeds - noncapital related	—	15,000
Gain on disposals of properties	(14,465)	(1,567)
Unrealized loss on short-term investments	5,010	—
Gain on sales of securities	—	(365)
Deferred income tax expense	1,651	940
Changes in assets and liabilities:
Receivables	(101,524)	(75,200)
Inventories	(18,542)	22,502
Other assets	410	11,984
Current liabilities	57,702	33,948
Other liabilities	(2,598)	(907)
Other, net	(14)	68

Net cash provided by operating activities	$113,559	$173,625

Cash flows from investing activities
Capital expenditures	$(16,592)	$(16,406)
Purchase of short-term investments	(26,633)	—
Purchase of long-term investments	(552)	—
Proceeds from the sale of securities	—	96,465
Issuance of notes receivable with unconsolidated affiliates	—	(12,500)
Proceeds from sales of properties	19,737	2,878
Investment received from noncontrolling interests	600	—

Net cash (used in) provided by investing activities	$(23,440)	$70,437

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter Ended
(In thousands)	March 29, 2025	March 30, 2024

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	$(27,262)	$(22,255)
Repurchase of common stock	(243,615)	(27,930)
Repayments of debt	(56)	(56)
Repayment of debt by consolidated joint ventures, net	—	(77)
Net cash used to settle stock-based awards	(4,494)	(2,489)
Dividends paid to noncontrolling interests	(12,240)	—

Net cash used in financing activities	$(287,667)	$(52,807)

Effect of exchange rate changes on cash	392	(670)

(Decrease) increase in cash, cash equivalents, and restricted cash	(197,156)	190,585
Cash, cash equivalents, and restricted cash at the beginning of the period	1,038,895	1,174,223

Cash, cash equivalents, and restricted cash at the end of the period	$841,739	$1,364,808